Exhibit 99.1

                 Medical Staffing Network Holdings to
             Discuss Second Quarter Earnings on August 7


    BOCA RATON, Fla.--(BUSINESS WIRE)--July 17, 2003--Medical Staffing Network Holdings, Inc. (NYSE:MRN), a leading healthcare staffing company and the largest provider of per diem nurse staffing services, today announced that it will report its earnings for the second quarter ended June 29, 2003, after the market closes on Wednesday, August 6, 2003. The Company's management will host a conference call and webcast to discuss the earnings release at 11:00 a.m. Eastern time on Thursday, August 7, 2003.
    To listen to the call, participants should dial 1-800-263-9160 approximately ten minutes prior to the start time of the call. A telephonic replay of the call may be accessed by dialing 1-800-633-8284 and entering access code 21151430. The replay will be available beginning Thursday, August 7, 2003, at 1:00 p.m. Eastern time until Friday, August 8, 2003, at 6:00 p.m. Eastern time. The conference call will also be available through the Company's website at www.msnhealth.com or at www.companyboardroom.com. A 30-day online replay will be available approximately two hours following the conclusion of the live broadcast.

    Medical Staffing Network Holdings, Inc. is the largest provider of per diem nurse staffing services in the United States. The Company also provides travel nurse staffing services and is a leading provider of allied health professionals, including radiology specialists, diagnostic imaging technicians and clinical laboratory technicians.


    CONTACT: Medical Staffing Network Holdings, Inc.
             Robert J. Adamson, 561-322-1303